Execution Version

FORM OF
AMENDED & RESTATED TERM NOTE

$__________________	Atlanta, Georgia
May 19, 2010

FOR VALUE RECEIVED, the undersigned, EASYLINK SERVICES INTERNATIONAL CORPORATION, a Delaware corporation (the “Borrower”), hereby promises to pay to ______________ (the “Lender”) or its registered assigns, at the office of ____________ at ________________________, (i) on the Maturity Date (as defined in the Revolving Credit and Term Loan Agreement dated as of May 19, 2009, as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto and SunTrust, as administrative agent for the lenders, the aggregate unpaid principal amount of the Term Loan made by the Lender to the Borrower pursuant to the Credit Agreement, and (ii) on each date specified in the Credit Agreement prior to the Maturity Date, the principal amount of the Term Loan made to the Borrower by the Lender pursuant to the Credit Agreement and payable to the Lender on such date as specified therein, in each case in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on such dates as provided in the Credit Agreement.  In addition, should legal action or an attorney-at-law be utilized to collect any amount due hereunder, the Borrower further promises to pay all reasonable and documented out-of-pocket costs of collection, including the reasonable and documented out-of-pocket attorneys’ fees actually incurred by the Lender.

Upon the occurrence and during the continuance of an Event of Default, the Borrower promises to pay interest, on demand, at a rate or rates provided in the Credit Agreement.

All borrowings evidenced by this Amended and Restated Term Note and all payments and prepayments of the principal hereof and the date thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower to make the payments of principal and interest in accordance with the terms of this Amended and Restated Term Note and the Credit Agreement.

This Amended and Restated Term Note is issued in connection with, and is entitled to the benefits of, the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

This Amended and Restated Term Note is an amendment and restatement of, and replaces in its entirety, that certain Term Note executed by Borrower in favor of Lender dated May 19, 2009, in the original principal amount of ________________________ Dollars ($_______________), and is not intended to serve as a novation or an accord and satisfaction of the indebtedness evidenced thereby.

(Signature on following page)

THIS AMENDED AND RESTATED TERM NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF GEORGIA AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

EASYLINK SERVICES INTERNATIONAL CORPORATION, a Delaware corporation

By:	/s/ Glen E. Shipley
Name:	Glen E. Shipley
Title:	Chief Financial Officer

[CORPORATE SEAL]

LOANS AND PAYMENTS

Date	Amount and Type of Loan	Payments of Principal	Unpaid Principal Balance of Note	Name of Person Making Notation